CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 27, 1996, in Post-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 33-99180) of First South Africa Corp., Ltd. and the related Prospectuses contained therein.


/S/ PRICE WATERHOUSE
     Price Waterhouse



PRICE WATERHOUSE
SANDTON, SOUTH AFRICA
November 12, 1996